UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 5, 2008

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649
(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000
(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant's Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Diane C. Creel has resigned as a Director of Foster Wheeler Ltd. (the “Company”), effective September 3, 2008. The Company issued a press release on August 5, 2008 announcing Ms. Creel’s resignation. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Announcement of Retirement Plans of Chairman and Chief Executive Officer

On August 6, 2008, the Company issued a press release announcing that Raymond J. Milchovich, the Company’s Chairman and Chief Executive Officer, has notified the Company’s Board of Directors of his intent to retire in 2009 as Chairman and Chief Executive Officer of the Company after his successor is elected and a successful transition has been completed. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit(s)

	99.1	Press release, dated August 5, 2008.
	99.2	Press release, dated August 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

	By:	/s/ Peter J. Ganz
DATE: August 7, 2008		Name: Peter J. Ganz
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated August 5, 2008.
99.2	Press release, dated August 6, 2008.